AMERICA FIRST COMPANIES
-----------------------------------------------        [AMERICA FIRST LOGO]
              1004 FARNAM STREET
-----------------------------------------------
             OMAHA, NEBRASKA 68102
-----------------------------------------------
           TELEPHONE (402) 444-1630


January 28, 2000

Dear Limited Partner:

I am pleased to report that the majority of the consent cards that have been returned in the Consent Solicitation for the proposed merger of the Capital Source Funds are in favor of the transaction. However, as of January 21, 2000, owners of approximately 45 percent of the BACs have yet to return their consent cards. The Consent Solicitation period has been extended until February 18, 2000. Please consider the options offered in the Prospectus/Consent Solicitation Statement and take the appropriate action.

If you have recently returned your consent card, please disregard this letter. If you have not yet responded, please return your consent card at your earliest convenience.

If  you  have   questions,   please  don't   hesitate  to  call  our  office  at
1-800-239-8787 and select Option 4.

Sincerely,


Michael B. Yanney
Chairman

            AMERICA FIRST COMPANIES
-----------------------------------------------        [AMERICA FIRST LOGO]
              1004 FARNAM STREET
-----------------------------------------------
             OMAHA, NEBRASKA 68102
-----------------------------------------------
           TELEPHONE (402) 444-1630

January 28, 2000

Dear Limited Partner:

We have recorded that you have abstained from granting your consent on the proposed merger of the Capital Source Funds. I am writing this letter to ask you to reconsider and to grant your consent in favor of the proposed transaction.

To date, a vast majority of consent cards returned have granted their consent in favor of the proposed merger, but for whatever reason, many of your partners have elected not to return their consent card at all. The general partners encourage you to grant your consent in favor of the proposed merger for the reasons outlined in the Prospectus/Consent Solicitation Statement so that we can get on with the business of the New Fund.

If you have any questions, please don't hesitate to call us at 1-800-239-8787 and select Option 4.

Sincerely,


Michael B. Yanney
Chairman